Exhibit 10.22

AMENDMENT TO TOUR OPERATOR AGREEMENT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.       Date. As of 20 November 2014.

2.       Parties.

a.	National Geographic Society (“NGS”)	b.	Lindblad Expeditions, Inc. (“Lindblad”)
	1145 Seventeenth Street, NW		96 Morton Street
	Washington, DC 20036-4688		New York, NY 10014
	Contact:		Contact:
	Tel:		Tel:
	Email:		Email:

3.      Purpose. This is the FIRST amendment (the “Amendment”) to that Agreement dated as of December 21, 2011, between the Parties set forth above (the “Agreement”). The purpose of this Amendment is to reflect the understanding of the parties in so far as it modifies the terms of the Agreement. The parties agree that the Amendment has a retroactive effective date of 1 August 2013.

4.      Amendment. The Parties desire to modify the Agreement as follows:

a.	Parties. The Parties desire to DELETE the following language in the first paragraph:

(2) Lindblad Expeditions, with principal offices at 96 Morton Street, New York, NY 10014 (“Lindblad”)

and REPLACE it with the following language:

(2) Lindblad Expeditions, with principal offices at 96 Morton Street, New York, NY including its wholly owned subsidiaries (“Lindblad”)

b.	Definitions. The Parties desire to DELETE the definition of “Territory” in Section 1. Definitions in its entirety and REPLACE it with the following, effective with NGE/Lindblad Trip departures on or after 14 March 2014:

1.18 “Territory”: the United States, its territories and possessions, including Puerto Rico, Australia and New Zealand.

c.	Exclusivity. The Parties desire to DELETE this section in its entirety and REPLACE it with the following text:

During the Term, Lindblad will be the exclusive provider of ocean-going ship based trips to NGE in the United States, its territories and possessions, including Puerto Rico. This exclusivity provision includes NGE/Lindblad Trips offered on Lindblad-owned ships as well as other ships either acquired or chartered by Lindblad. This exclusivity specifically excludes ship-based programs on rivers or inland waterways, land or jet-based programs with a minor small ship component (e.g., China), student travel programs, “National Geographic Adventure” programs and custom trips (i.e. FITs). In the event NGE wishes to offer an ocean-going ship-based trip on a ship with a capacity of [*] people, NGE will first present the opportunity to Lindblad; if Lindblad is not interested or the parties are unable to agree on terms, NGE is free to proceed without Lindblad. None of the restrictions on NGE in this section apply to any marketing or promotional activities directed outside of the United States, its territories and possessions including Puerto Rico.

AMENDMENT TO TOUR OPERATOR AGREEMENT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d.	NGE Bonus Payment. The Parties agree to amend section 5.14.6 as follows.

5.14.6 (A) (1) “Lindblad Maximum Yield” or “LMY” means Lindblad’s maximum possible gross revenue if Lindblad sells all berths on Lindblad Trips, excluding “Competing Trips,” at full price in a calendar year. For the calendar year, 2014 maximum gross revenue from the National Geographic Orion will not be included in “LMY”.

5.14.6 (A) (2) “NGE Commissionable Revenue” or “NCR” means the total amount of payments eligible for commission under sections 5.14.1, 5.14.2, 5.14.3 and 5.14.4 of this Agreement. For the calendar year, 2014 NGE sales of Lindblad Trips aboard the NG Orion will not be included in “NCR”.

NGE and Lindblad intend to include NG Orion Revenue in LMY and NCR calculations in future years beginning with 2015. To facilitate this 2014 Orion sales will be added back into the LMY and NCR amounts in order to calculate baseline 2014 performance which is need to measure 2015 results.

NGE and Lindblad agree to [*] available and sold through pre- or post-Trip extensions from both the LMY and NCR calculations.

5.      Governing Law. This Amendment shall be construed in accordance with and shall be governed by the law of the District of Columbia applicable to agreements made and to be performed in the District of Columbia and shall be construed without regard to any presumption or any other rule requiring construction against the party causing the Amendment to be drafted. Each party hereby agrees to submit to the exclusive in personam jurisdiction of the courts of the District of Columbia located in the City of Washington, and to follow the dispute resolution procedure outlined in the Agreement.

6.      Severability. If any provision of this Amendment is invalid or unenforceable, the balance of this Amendment shall remain in effect.

7.      Full Force and Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof in effect on the date of execution and delivery of this Amendment.

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AMENDMENT TO TOUR OPERATOR AGREEMENT

8.      Counterpart Execution; Facsimile Execution. This Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. In place of the transmittal of original documents, and where permitted by applicable law, such executions may be transmitted to the other parties by facsimile, portable document format (pdf) or similar electronic image-based format (collectively, “Facsimile”) and such Facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or Facsimile executions or a combination, shall be construed together and shall constitute one and the same Amendment. Neither party will repudiate the meaning of an electronic signature(s) or claim an electronic signature(s) is not legally binding.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Date first above written.

NATIONAL GEOGRAPHIC SOCIETY	LINDBLAD EXPEDITIONS, INC.

By:	By:

Name:	Name:

Title:	Title:

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